UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 13, 2007

ValueClick, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30699 Russell Ranch Road, Suite 250, Westlake Village, California		91362
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	818-575-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2007, ValueClick, Inc. ("ValueClick" or "the Company") announced the appointment of John Pitstick as chief financial officer of the Company, to be effective immediately. Mr. Pitstick has been a senior member of ValueClick’s finance team since joining the Company in March 2005 and succeeds Scott H. Ray, who is leaving the Company to pursue other interests. Mr. Ray will remain at ValueClick through September 30, 2007 to complete the transition process. A copy of the press release dated September 13, 2007 announcing Mr. Pitstick’s appointment is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Reporting to ValueClick chief executive officer, Tom Vadnais, Mr. Pitstick will have overall responsibility for the Company’s worldwide finance and facilities functions. Sam Paisley, ValueClick’s chief administrative officer, will continue to have overall responsibility for the Company’s corporate development, legal and investor relations functions.

Mr. Pitstick, age 34, is a certified public accountant with over a decade of senior finance experience with technology companies. In his most recent role as ValueClick’s executive vice president of finance, Mr. Pitstick was responsible for the Company’s accounting, treasury, financial planning, facilities, tax, and corporate governance functions. Prior to joining ValueClick, Mr. Pitstick was a senior manager in the audit practice of Ernst & Young, where he served both public and private companies in the high technology industry for nearly ten years.

In connection with Mr. Pitstick’s appointment as chief financial officer, ValueClick and Mr. Pitstick entered into a Key Employee Agreement ("the Agreement") dated September 13, 2007. Pursuant to the Agreement, Mr. Pitstick's annual salary was increased from $275,000 to $300,000. In addition to the standard employee benefits, Mr. Pitstick will be entitled to participate in an incentive compensation plan for 2008 and subsequent years based upon terms to be approved by the Compensation Committee of the Company’s Board of Directors. For the period from October 1, 2007 through December 31, 2007, Mr. Pitstick will be guaranteed a bonus payment of $50,000.

The Agreement with Mr. Pitstick also provides for certain additional compensation if his employment with the Company is terminated without cause following the occurrence of a change of control of the Company or upon the occurrence of a constructive termination following a change of control of the Company. Should Mr. Pitstick's employment terminate under either of these circumstances, he will be entitled to receive a severance payment equal to one year of his annual base salary in effect immediately prior to the time of such termination. The Agreement with Mr. Pitstick also provides for the immediate vesting of all of his unvested stock options under either of these circumstances.

The description contained in this Item 5.02 of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Key Employee Agreement between ValueClick, Inc. and John Pitstick dated September 13, 2007.

99.1 Press Release dated September 13, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueClick, Inc.

September 13, 2007	By:	/s/ James R. Zarley

Name: James R. Zarley
Title: Executive Chairman

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Exhibit Index

Exhibit No.	Description

10.1	Key Employee Agreement between ValueClick, Inc. and John Pitstick dated September 13, 2007.
99.1	Press Release dated September 13, 2007.